United States

Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  December 13, 2007

UNIVERSAL GUARDIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24755 (Commission File Number)	33-0379106 (I.R.S. Employer Identification No.)

4695 MacArthur Court

Suite 300

Newport Beach, California 92660

(949) 861-8295

 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Universal Guardian Holdings, Inc. (“we”, “our company” or “Universal Holdings”) files this report on Form 8-K to report the following transactions or events:

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 13, 2007, our ISR Systems Corporation (“ISR Systems”) subsidiary, the principal operating company in our UG Systems Group which owns a proprietary asset tracking and monitoring system marketed as its Total Asset Guardian™ (“TAG”) platform, sold its assets (including the TAG platform) to Tagistics Corporation, a corporation formed by former ISR Systems employees.  Under the terms of an Asset Purchase Agreement entered into by the parties on October 30, 2007, as amended on December 7, 2007, Tagistics Corporation paid or agreed to the following consideration for the purchase of the aforesaid assets:

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a $20,000 cash payment to ISR Systems at closing;

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a 10% royalty on Tagistics Corporation’s monthly gross revenues payable to ISR Systems on a quarterly basis, subject to a $3 million cap, with ISR Systems’ reserving the right to declare a default or to increase the royalty rate to 15% of Tagistics Corporation’s monthly gross revenues in the event Tagistics Corporation fails to pay royalties in the amount of $250,000, $325,000 and $500,000 by December 31, 2008, June 30, 2009 and December 31, 2009, respectively,

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a release of existing and contingent liabilities ISR Systems owes former officers, employees, vendors and consultants;

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the issuance to ISR Systems of five percent (5%) of the outstanding issued common stock of Tagistics Corporation, subject to the retention by Tagistics Corporation of a five year right to redeem all of such shares for $5 million in cash; and

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the provision of hosting services by Tagistics Corporation to Universal Holdings and its subsidiaries for a period of eighteen months commencing on the closing date.

Item 7.01 – Regulation FD Disclosure

On December 6, 2007, Isonics Corporation (“Isonics”) received a letter from the Nasdaq Stock Market that it determined to delist Isonics’s common stock from The Nasdaq Stock Market, and will suspend trading effective at the open of business on Monday, December 10, 2007.  The delisting of Isonics’ common stock from The Nasdaq Stock Market constitutes a failure of one of the conditions precedent to a potential merger contemplated by that certain non-binding term sheet executed by Isonics and Universal Holdings dated November 16, 2007, as amended on November 26, 2007 (the “Term Sheet”).  Isonics has since advised Universal Holdings that it will not proceed with the merger under the terms of the Term Sheet, although it would like to continue to negotiate a potential transaction.  No assurance can be given that any transaction between Universal Holdings and Isonics will be consummated.

Section 9 — Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

99.1

Amended Asset Purchase Agreement dated December 7, 2007 between ISR Systems Corporation and Tagistics Corporation

99.2

Security Agreement dated December 7, 2007 between ISR Systems Corporation and Tagistics Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Newport Beach, California, this 14th day of December, 2007.

UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ Kevin A. Westcott
Kevin A. Westcott President and Chief Operating Officer (principal executive officer)